As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-91943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HOME DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3261426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

(Address of principal executive offices) (Zip Code)

THE MAINTENANCE WAREHOUSE FUTUREBUILDER

(Full title of the plan)

Frank L. Fernandez

Executive Vice President, Secretary and General Counsel

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

(770) 433-8211

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Jonathan M. Gottsegen, Director,

Corporate and Securities Practice Group

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

(770) 433-8211

EXPLANATORY STATEMENT: DEREGISTRATION OF SHARES

Effective as of July 1, 2004, The Home Depot, Inc. (the “Registrant”) merged The Maintenance Warehouse FutureBuilder (the “Plan”) with and into The Home Depot FutureBuilder, and all offers and sales of securities under the Plan ceased as of such date. This Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-8 (File No. 333-91943) is filed to deregister all securities remaining unsold under the offering described in the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 25th day of May, 2005.

THE HOME DEPOT, INC.

By:

/s/ Robert L. Nardelli
Robert L. Nardelli
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, the Administrative Committee of The Maintenance Warehouse FutureBuilder has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 25th day of May, 2005.

THE MAINTENANCE WAREHOUSE FUTUREBUILDER

By:

/s/ Ileana L. Connally
Ileana L. Connally
Member, Administrative Committee

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 on Form S-8 has been signed below by the following persons on the 25th day of May, 2005, in the capacities indicated.

Signature	Title
/s/ Robert L. Nardelli Robert L. Nardelli	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Carol B. Tomé Carol B. Tomé	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory D. Brenneman Gregory D. Brenneman	Director

/s/ Richard H. Brown Richard H. Brown	Director

/s/ John L. Clendenin John L. Clendenin	Director

/s/ Berry R. Cox Berry R. Cox	Director

/s/ Claudio X. González Claudio X. González	Director

/s/ Millege A. Hart, III Milledge A. Hart, III	Director

/s/ Bonnie G. Hill Bonnie G. Hill	Director

/s/ Laban P. Jackson, Jr. Laban P. Jackson, Jr.	Director

/s/ Lawrence R. Johnston Lawrence R. Johnston	Director

/s/ Kenneth G. Langone Kenneth G. Langone	Director

/s/ Thomas J. Ridge Thomas J. Ridge	Director